Exhibit 99.1

Nexity Financial Announces Outstanding Third Quarter Performance; Diluted Net Income Per Share is $0.17 up 29.7% from Second Quarter 2007

Birmingham, AL, October 25, 2007 (Business Wire) - Nexity Financial Corporation (NASDAQ: NXTY)

Third Quarter 2007 Highlights:

■	Net income per share of $0.17, up 29.7% from $0.13 last quarter primarily due to growth in noninterest income and a lower provision for loan losses
■	Total assets of $957.0 million, up 12.2% from last year’s $853.2 million
■	Total loans of $645.8 million, up 15.8% from last year
■	Total deposits of $711.5 million, up 12.0% from last year’s $635.2 million
■	Strong credit quality with YTD annualized net charge-offs of 0.02% and nonperforming assets of 0.71% of total assets

Nexity Financial Corporation (NASDAQ: NXTY) today reported third quarter net income of $1.44 million, or $0.17 per diluted share compared with $1.14 million, or $0.13 per diluted share for the second quarter of 2007. The increase in earnings was primarily related to strong growth in noninterest income and a lower provision for loan losses. Net income for the third quarter of $1.44 million, or $0.17 per diluted share was slightly lower than the $1.61 million, or $0.18 per diluted share for the same period in 2006. This decrease in earnings was primarily related to lower net interest income and higher noninterest expense related to the costs associated with expansion of the investment division and start-up of our wealth management business during 2007.

 “Our expansion during 2007 in the investment division produced very strong improvements in the 3rd quarter with revenue growing 220% from last year and 107% from last quarter.” said Greg Lee, Chairman and CEO of Nexity Financial Corporation. “Loan production and growth in loans outstanding was very solid during the third quarter and was sufficient to overcome a high level of construction and commercial real estate loan payoffs. We now have over 300 community bank customers in 18 states and are committed to providing them superior products and services.”

Return on average assets and return on average equity were 0.61% and 8.84%, respectively, for the third quarter of 2007 compared with 0.51% and 6.91% during the second quarter in 2007 and 0.79% and 10.50% for the third quarter of 2006.

For the nine months ended September 30, 2007, operating income was $4.15 million or $0.47 per diluted share compared to $4.32 million or $0.48 per diluted share during the same period in 2006. Operating income, a non-GAAP financial measure, is net income less after tax non-recurring items and is more indicative of financial performance because it focuses on core earnings. The non-recurring items in each period presented are net gains realized on the sale of investment securities. For the nine months ended September 30, 2007, Nexity’s net income was $4.15 million or $0.47 per diluted share compared with $4.48 million, or $0.49 per diluted share for the same period in 2006.

Return on average assets and return on average equity were 0.62% and 8.45%, respectively, for the nine months ended September 30, 2007 compared with 0.75% and 9.66% for the same period in 2006.

Total assets grew to $957.0 million at September 30, 2007, up $103.8 million or 12.2% from the $853.2 million reported at September 30, 2006. Total loans were $645.8 million at September 30, 2007, up $88.1 million or 15.8% from the $557.7 million reported at September 30, 2006. Total deposits were $711.5 million at September 30, 2007, up $76.3 million or 12.0% from the $635.2 million reported at September 30, 2006.

Net interest income, the major component of Nexity’s income statement was $6.2 million for the third quarter of 2007 down 7.6% from the same period in 2006 and down 1.9% from the second quarter of 2007. The decreases were due to a lower net interest margin in 2007. The net interest margin was 2.76% during the third quarter of 2007 compared with 2.95% in the second quarter of 2007 and 3.32% for the same period in 2006. The net interest margin was lower in 2007 primarily due to the increased cost of interest-bearing liabilities, a lower level of noninterest bearing sources of funds, and lower loan fee income. Average interest-earning assets increased 11.7% from last year and 16.3% annualized from the second quarter of 2007. Average earning assets were higher because of very good growth in loans outstanding. Average loans were up $86.4 million or 15.9%. Average loans as a percentage of average earning assets improved from 68.0% during the third quarter of 2006 to 70.5% for the same period in 2007.

The provision for loan losses during the third quarter of 2007 was down $370,000 or 88.1% versus the same period in 2006. The provision for loan losses was lower primarily because of slower loan growth in 2007 and a lower level of net charge-offs. Net charge-offs for the third quarter of 2007 were $23,007 or 0.02% of average loans on an annualized basis versus $23,231 or 0.02% for the second quarter of 2007 and $86,496 or 0.06% for the same period in 2006.

Noninterest income for the third quarter of 2007 was $941,092, up $352,395 or 59.9% from the $588,697 reported for the second quarter of 2007 and up $563,161 or 149.0% from the $377,931 reported for the same period in 2006. Noninterest income was up primarily because of an increase in income from the brokerage and investment services division. Income from this division reached an all-time high of $551,543 during the third quarter of 2007 which was up 220.0% from the same quarter last year and 107.1% from the second quarter of 2007. Income from bank-owned life insurance, service charges on deposit accounts and other fee income associated with our clearing and cash management business with correspondent banks were also up substantially during the third quarter of 2007.

Noninterest expense for the third quarter of 2007 was $5.05 million, which was up $120,829 or 2.5% from the $4.93 million reported for the second quarter of 2007 and up $889,511 or 21.4% from the $4.16 million reported for the same period in 2006. Noninterest expense was higher primarily due to increases related to the start-up costs of the Midwest and Florida offices and the Wealth Management business. Expenses related to these new initiatives in the third quarter of 2007 were approximately $645,000.

The efficiency ratio was 70.61% for the third quarter of 2007, which was down from the 71.21% reported for the second quarter of 2007 and up from the 58.60% reported for the same period in 2006. The efficiency ratio was adversely affected by the overhead growth associated with the Midwest and Florida expansion and the start-up costs related to the Wealth Management business. Since noninterest revenues improved during the third quarter of 2007, we did see this ratio improve since last quarter. We expect continued improvement in revenues in the Midwest and Florida offices in the fourth quarter and to begin to generate revenue in the Wealth Management business in the fourth quarter.

Credit quality continues to be satisfactory as nonperforming loans were $3,234,910 or 0.50% of total loans at September 30, 2007 compared with $0 or 0.00% of total loans at September 30, 2006. Nonperforming assets were $6.8 million or 0.71% of total assets at September 30, 2007 compared with $1.5 million or 0.18% of total assets at September 30, 2006. Annualized net charge-offs were 0.02% of average loans for the nine months ended September 30, 2007 compared with 0.15% for the same period in 2006. The allowance for loan losses was 1.24% of total loans at September 30, 2007 and 1.26% at September 30, 2006.

Nexity’s total risk-based capital, tier 1 risk-based capital, and leverage ratios at September 30, 2007 were 10.96%, 9.96%, and 8.50%, respectively, compared with 11.86%, 10.86%, and 9.35%, respectively, at September 30, 2006. On July 23, 2007, Nexity announced a stock repurchase program to acquire up to 800,000 shares, or approximately 9.9% of the total common shares currently outstanding. Nexity has repurchased 84,000 shares in this program since July 23, 2007. Nexity has repurchased a total of 704,000 shares or approximately 8.1% of total common shares outstanding since the beginning of last year under this program and similar programs.

Conference Call / Webcast Information

Nexity Financial Corporation will host a conference call on Friday, October 26 at 10:00 a.m. Eastern Daylight Time (EDT) to discuss the third quarter 2007 results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. To participate in the conference call or webcast, please follow the instructions listed below.

Webcast:	Live via the Internet and Windows Media Player
http://www.nexitybank.com/ then to the Investor Relations
section, to conference in via the Web
Then click on "Third Quarter 2007 Earnings Release
Conference Call.” The Webcast access will be “listen only”.

Webcast URL:	http://www.vcall.com/IC/CEPage.asp?ID=120762

Live via teleconference. To call in, dial:

1-877-407-8033 (U.S. and Canada)
(201) 689-8033 (International)

About Nexity Financial Corporation

Nexity Financial Corporation is a $957 million commercial bank offering deposit products nationwide consisting of money markets, checking accounts and online access. Nexity generates the majority of its income through wholesale correspondent banking activities. Nexity is headquartered in Birmingham, Alabama. Customer Service Representatives can be reached at 1-877-738-6391. To learn more about Nexity Bank please visit www.nexitybank.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Nexity Financial Corporation notes that any statements in this press release and elsewhere that are not historical facts are “forward-looking statements.” The words “expect”, “anticipate”, “intend”, “consider”, “plan”, “believe”, “seek”, ”should”, “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. The forward-looking statements involve risks and uncertainties that may cause Nexity’s actual results of operations to differ materially from expected results. For a discussion of such risks and uncertainties, see Nexity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as its other filings with the U.S. Securities and Exchange Commission. Nexity assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

Nexity Financial Corporation
Financial Summary (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
Income Statement Data	2007	2006	Change	2007	2006	Change

Interest income	$16,742,788	$15,268,060	9.7%	$48,380,510	$42,493,589	13.9%
Interest expense	10,533,553	8,548,482	23.2	29,739,184	23,374,618	27.2

Net interest income	6,209,235	6,719,578	(7.6)	18,641,326	19,118,971	(2.5)
Provision for loan losses	50,000	420,000	(88.1)	490,000	1,175,000	(58.3)

Net interest income after
provision for loan losses	6,159,235	6,299,578	(2.2)	18,151,326	17,943,971	1.2
Net gains on sales of securities	0	0	0.0	0	250,665	(100.0)
Noninterest income	941,092	377,931	149.0	2,150,666	1,224,461	75.6
Noninterest expense	5,048,998	4,159,487	21.4	14,387,472	12,318,658	16.8

Income before income taxes	2,051,329	2,518,022	(18.5)	5,914,520	7,100,439	(16.7)
Applicable income tax expense	616,199	908,984	(32.2)	1,769,464	2,620,260	(32.5)
Net income	$1,435,130	$1,609,038	(10.8)%	$4,145,056	$4,480,179	(7.5)%

Reconciliation of Non-GAAP measures to GAAP:
Net income	$1,435,130	$1,609,038	(10.8)%	$4,145,056	$4,480,179	(7.5)%
Non-recurring (income) expense (after-tax) (1)	0	0	0.0	0	(155,728)	(100.0)
Operating income	$1,435,130	$1,609,038	(10.8)%	$4,145,056	$4,324,451	(4.1)%

Net income per share - basic	$0.18	$0.19	(7.9)%	$0.50	$0.52	(4.4)%
Net income per share - diluted	$0.17	$0.18	(6.5)	$0.47	$0.49	(3.6)

Operating income per share - basic	$0.18	$0.19	(7.9)	$0.50	$0.51	(1.7)
Operating income per share - diluted	$0.17	$0.18	(6.5)	$0.47	$0.48	(1.1)

Weighted average shares outstanding - basic	8,115,669	8,383,025	(3.2)	8,264,861	8,541,260	(3.2)
Weighted average shares outstanding - diluted	8,513,723	8,922,780	(4.6)	8,732,328	9,096,873	(4.0)

Performance Ratios
(Annualized *)
Return on average assets *	0.61%	0.79%	(22.5)%	0.62%	0.75%	(17.2)%
Return on average stockholders' equity *	8.84	10.50	(15.8)	8.45	9.66	(12.6)
Net yield on average interest-earning
assets (tax equivalent) *	2.76	3.32	(17.0)	2.89	3.25	(11.0)
Efficiency ratio	70.61	58.60	20.5	69.20	60.55	14.3

Selected Average Balances
(In thousands)
Total assets	$929,673	$811,847	14.5%	$891,969	$797,567	11.8%
Interest-earning assets	895,556	801,888	11.7	863,247	786,925	9.7
Loans-net of unearned income	631,254	544,885	15.9	604,761	533,890	13.3
Investment securities	243,586	235,748	3.3	242,010	225,842	7.2
Deposits	709,272	625,493	13.4	671,492	608,840	10.3
Noninterest-bearing deposits	10,787	6,114	76.4	8,800	4,954	77.6
Interest-bearing deposits	698,485	619,379	12.8	662,692	603,886	9.7
Interest-bearing liabilities	842,902	734,856	14.7	806,514	722,149	11.7
Stockholders' equity	64,434	60,805	6.0	65,615	61,981	5.9

(1) Non-recurring (income) expense is gains and losses on sales of investment securities.

Nexity Financial Corporation
Financial Summary (Unaudited)

Selected Financial Data
at Period-End
(In thousands)	September 30,		Percent
	2007	2006	Change

Total assets	$957,031	$853,167	12.2%
Interest-earning assets	919,541	836,921	9.9
Loans-net of unearned income	645,800	557,725	15.8
Allowance for loan losses	7,977	7,049	13.2
Investment securities	246,507	235,021	4.9
Deposits	711,511	635,215	12.0
Stockholders' equity	67,189	63,204	6.3

Average loans to average deposits	90.06%	87.69%	2.7%
Total loans to interest-earning	70.23	66.64	5.4
assets
Average stockholders' equity to
average assets	7.36	7.77	(5.3)
Tier 1 capital to average assets
(Leverage ratio)	8.50	9.35	(9.1)
Risk-based capital ratios:
Tier 1 capital	9.96	10.86	(8.3)
Total capital	10.96	11.86	(7.6)
Book value per common share	$8.31	$7.56	9.9
Tangible book value per
common share	$8.20	$7.45	10.0
Total common shares
outstanding	8,086,680	8,358,605	(3.3)

Credit Quality Data

Nonperforming assets	6,786,310	1,500,000	352.4%
Nonperforming loans	3,234,910	0	0.0
Net charge-offs	100,155	592,287	(83.1)
Nonperforming assets to total assets	0.71%	0.18%	293.9
Annualized net charge-offs
to average total loans (YTD)	0.02	0.15	(85.1)
Allowance for loan losses to
total loans	1.24	1.26	(2.3)
Allowance for loan losses to
nonperforming loans	246.59	NM	NM

NM - not meaningful

Nexity Financial Corporation
Financial Summary (Unaudited)

Consolidated Balance Sheets
(In thousands)	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06

ASSETS
Cash and due from banks	$8,481	$7,404	$5,336	$5,591	$4,237
Interest-bearing deposits in other banks	2,946	13,429	2,575	1,905	925
Federal funds sold	24,089	11,778	24,865	19,977	43,250
Investment securities available-for-sale, at fair value	246,507	228,535	242,874	239,533	235,021
Trading securities, at fair value	198	989	0	1,998	0

Loans, net of unearned income	645,800	629,008	584,965	605,953	557,725
Allowance for loan losses	(7,977)	(7,775)	(7,358)	(7,412)	(7,049)
Net loans	637,823	621,233	577,607	598,541	550,676

Premises and equipment, net	3,297	3,311	3,337	978	1,047
Deferred tax asset	3,944	5,656	3,677	3,932	4,011
Intangible assets	911	911	911	911	911
Other real estate owned	3,551	4,910	4,667	4,742	1,500
Bank owned life insurance	17,156	16,973	6,833	6,767	5,506
Other assets	8,128	8,166	8,333	6,147	6,083
Total assets	$957,031	$923,295	$881,015	$891,022	$853,167

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Demand Deposits	$11,608	$8,607	$7,572	$6,677	$7,378
NOW and money market accounts	256,137	255,178	216,022	240,369	214,776
Time deposits $100,000 and over	159,708	148,039	139,480	140,146	141,762
Other time and savings deposits	284,058	281,270	268,469	271,201	271,299
Total deposits	711,511	693,094	631,543	658,393	635,215

Federal funds purchased and securities
sold under agreements to repurchase	35,256	34,986	50,000	35,000	32,000
Long-term borrowings	120,000	110,000	110,000	110,000	100,000
Subordinated debentures	12,372	12,372	12,372	12,372	12,372
Accrued expenses and other liabilities	10,703	10,399	10,177	10,086	10,376
Total liabilities	889,842	860,851	814,092	825,851	789,963

Stockholders' Equity:
Preferred stock	0	0	0	0	0
Common stock	87	87	87	87	87
Surplus	62,298	62,258	62,222	62,188	62,059
Retained earnings	13,584	12,149	11,005	9,439	7,824
Accumulated other comprehensive loss	(1,130)	(4,678)	(1,437)	(1,983)	(2,206)
Less: Treasury stock	(7,650)	(7,372)	(4,954)	(4,560)	(4,560)
Total stockholders' equity	67,189	62,444	66,923	65,171	63,204
Total liabilities and stockholders' equity	$957,031	$923,295	$881,015	$891,022	$853,167

Nexity Financial Corporation
Financial Summary (Unaudited)

Income Statement Data	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06

Interest income	$16,742,788	$16,265,929	$15,371,793	$15,228,125	$15,268,060
Interest expense	10,533,553	9,934,285	9,271,346	9,233,327	8,548,482

Net interest income	6,209,235	6,331,644	6,100,447	5,994,798	6,719,578
Provision for loan losses	50,000	440,000	0	425,000	420,000

Net interest income after
provision for loan losses	6,159,235	5,891,644	6,100,447	5,569,798	6,299,578
Net gains (losses) on sales of securities	0	0	0	(9,713)	0
Noninterest income	941,092	588,697	620,877	440,085	377,931
Noninterest expense	5,048,998	4,928,169	4,410,305	3,520,505	4,159,487

Income before income taxes	2,051,328	1,552,172	2,311,019	2,479,665	2,518,022
Applicable income tax expense	616,199	408,566	744,699	865,283	908,984
Net income	$1,435,129	$1,143,606	$1,566,320	$1,614,382	$1,609,038

Reconciliation of Non-GAAP measures to GAAP:
Net income	$1,435,129	$1,143,606	$1,566,320	$1,614,382	$1,609,038
Non-recurring (income) expense (after-tax) (1)	0	0	0	6,041	0
Operating income	$1,435,129	$1,143,606	$1,566,320	$1,620,423	$1,609,038

Net income per share - basic	$0.18	$0.14	$0.19	$0.19	$0.19
Net income per share - diluted	$0.17	$0.13	$0.18	$0.18	$0.18

Operating income per share - basic	$0.18	$0.14	$0.19	$0.19	$0.19
Operating income per share - diluted	$0.17	$0.13	$0.18	$0.18	$0.18

Weighted average shares outstanding - basic	8,115,669	8,307,779	8,373,973	8,363,513	8,383,025
Weighted average shares outstanding - diluted	8,513,723	8,799,494	8,887,879	8,898,251	8,922,780

Performance Ratios
(Annualized *)
Return on average assets *	0.61	0.51%	0.75%	0.76%	0.79%
Return on average stockholders' equity *	8.84	6.91	9.62	10.12	10.50
Net yield on average interest-earning
assets (tax equivalent) *	2.76	2.95	2.97	2.87	3.32
Efficiency ratio	70.61	71.21	65.62	54.71	58.60

(1) Non-recurring (income) expense is gains and losses on sales of investment securities.

Nexity Financial Corporation
Financial Summary (Unaudited)

Summary of Capital and
Capital Ratios	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06

Regulatory Capital (In thousands)
Tier 1 Capital	$79,408	$78,200	$79,450	$78,243	$76,499
Tier 2 Capital	7,977	7,775	7,358	7,412	7,049
Total risk-based capital	87,385	85,975	86,808	85,655	83,548
Total risk-weighted assets	797,300	786,896	710,990	725,613	704,495

Capital Ratios
Total risk-based capital	10.96%	10.93%	12.21%	11.79%	11.86%
Tier 1 risk-based capital	9.96	9.94	11.17	10.77	10.86
Leverage ratio	8.50	8.72	9.28	9.26	9.35

Book value per common share	$8.31	$7.69	$8.02	$7.78	$7.56
Tangible book value per
common share	$8.20	$7.58	$7.91	$7.67	$7.45
Total common shares
outstanding	8,086,680	8,120,680	8,340,680	8,374,730	8,358,605

Credit Quality Data
Nonperforming assets	$6,786,310	$4,910,004	$5,230,229	$5,256,320	$1,500,000
Nonperforming loans	3,234,910	0	562,829	513,920	0
Net charge-offs	23,007	23,231	53,917	62,623	86,496

Nonperforming loans to total loans	0.50	0.00%	0.10%	0.08%	0.00%
Nonperforming assets to total assets	0.71	0.53	0.59	0.59	0.18
Annualized net charge-offs
to average total loans (QTD)	0.02	0.02	0.04	0.04	0.06
Allowance for loan losses to
total loans	1.24	1.24	1.26	1.22	1.26
Allowance for loan losses to
nonperforming loans	246.59	NM	1,307.30	1,442.21	NM

NM - not meaningful

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets
- Yields and Costs
	Three Months Ended
	9/30/07			6/30/07			3/31/07
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:
Loans (1)	$631,254,233	$13,441,971	8.45%	$600,404,019	$12,958,613	8.66%	$582,085,635	$12,247,043	8.53%
Investment securities (2)
Taxable	240,934,188	2,998,839	4.94	241,272,975	3,015,548	5.01	241,143,443	2,968,329	4.99
Non Taxable (3)	2,651,838	41,755	6.25	0	0	0.00	0	0	0.00
Interest-bearing balances due from banks	7,703,039	111,867	5.76	8,177,955	132,678	6.51	4,364,636	82,506	7.67
Trading securities	1,332,373	5,895	1.76	1,110,207	32,927	11.90	0	0	0.00
Federal funds sold and securities purchased under agreements to resell	11,680,810	156,658	5.32	9,609,706	126,163	5.27	5,326,968	73,915	5.63
Total interest- earning assets	895,556,481	16,756,985	7.42%	860,574,862	16,265,929	7.58%	832,920,682	15,371,793	7.48%

Noninterest-earning assets:
Cash and due from banks	9,052,949			7,216,686			4,994,972
Premises and equipment	3,280,370			3,344,524			1,939,128
Other, less allowance for loan losses	21,783,319			21,733,792			12,660,510
Total noninterest- earning assets	34,116,638			32,295,002			19,594,610

TOTAL ASSETS	$929,673,119			$892,869,864			$852,515,292

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$3,656,848	11,194	1.21%	$3,648,428	11,028	1.21%	$3,465,673	10,352	1.21%
Savings	279,810	872	1.24	320,070	952	1.19	313,474	952	1.23
Money market	259,856,523	3,028,658	4.62	234,125,073	2,686,820	4.60	218,937,543	2,450,202	4.54
Time deposits	434,692,025	5,813,465	5.31	418,271,659	5,508,570	5.28	409,784,371	5,288,694	5.23
Total interest- bearing deposits	698,485,206	8,854,189	5.03	656,365,230	8,207,370	5.02	632,501,061	7,750,200	4.97
Federal funds purchased and securities sold under agreements to repurchase	15,523,477	209,574	5.36	28,429,229	365,067	5.15	13,783,056	177,756	5.23
Long-term debt	116,521,739	1,208,808	4.12	110,000,000	1,103,783	4.02	110,000,000	1,090,516	4.02
Subordinated debentures	12,372,000	260,982	8.37	12,372,000	258,065	8.37	12,372,000	252,874	8.29
Total interest-bearing liabilities	842,902,422	10,533,553	4.96%	807,166,459	9,934,285	4.94%	768,656,117	9,271,346	4.89%

Noninterest-bearing liabilities:
Demand deposits	10,786,506			8,311,537			7,261,923
Other liabilities	11,550,231			10,996,625			10,562,862
Total noninterest-bearing liabilities	22,336,737			19,308,162			17,824,785
Stockholders' equity	64,433,960			66,395,243			66,034,390

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$929,673,119			$892,869,864			$852,515,292

Net interest income		$6,223,432			$6,331,644			$6,100,447

Interest income/earning assets			7.42%			7.58%			7.48%
Interest expense/earning assets			4.67			4.63			4.51

Net interest income/earning assets			2.76%			2.95%			2.97%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book cost of each security.
(3) Non-taxable income has been adjusted to a tax-equivalent basis using a federal tax rate of approximately 34%

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets
- Yields and Costs
	Three Months Ended
	12/31/06			9/30/06
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:
Loans (1)	$573,163,985	$12,026,818	8.32%	$544,885,401	$12,060,788	8.78%
Investment securities, taxable (2)	241,820,611	2,989,578	4.90	235,748,425	2,896,285	4.87
Interest-bearing balances
due from banks	2,295,289	61,227	10.58	1,982,131	52,074	10.42
Trading securities	65,168	0	0.00	120,759	1,649	5.42
Federal funds sold and securities
purchased under agreements to resell	10,699,948	150,502	5.58	19,151,264	257,264	5.33
Total interest-earning assets	828,045,001	15,228,125	7.30%	801,887,980	15,268,060	7.55%

Noninterest-earning assets:
Cash and due from banks	5,131,860			4,654,058
Premises and equipment	1,017,375			1,098,626
Other, less allowance for loan losses	7,851,012			4,206,122
Total noninterest-earning assets	14,000,247			9,958,806

TOTAL ASSETS	$842,045,248			$811,846,786

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$3,735,241	11,325	1.20%	$3,873,462	11,889	1.22%
Savings	299,702	933	1.24	334,764	1,042	1.23
Money market	219,424,787	2,494,149	4.51	220,117,610	2,461,386	4.44
Time deposits	412,408,300	5,321,373	5.12	395,052,910	4,791,193	4.81
Total interest-bearing deposits	635,868,030	7,827,780	4.88	619,378,746	7,265,510	4.65
Federal funds purchased and securities
sold under agreements to repurchase	6,110,033	80,532	5.23	3,105,474	41,386	5.29
Long-term debt	106,413,043	1,059,949	3.95	100,000,000	979,128	3.88
Subordinated debentures	12,372,000	265,066	8.50	12,372,000	262,458	8.42
Total interest-bearing liabilities	760,763,106	9,233,327	4.82%	734,856,220	8,548,482	4.62%

Noninterest-bearing liabilities:
Demand deposits	7,121,934			6,114,546
Other liabilities	10,899,458			10,070,522
Total noninterest-bearing liabilities	18,021,392			16,185,068
Stockholders' equity	63,260,750			60,805,498

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$842,045,248			$811,846,786

Net interest income		$5,994,798			$6,719,578

Interest income/earning assets			7.30%			7.55%
Interest expense/earning assets			4.42			4.23

Net interest income/earning assets			2.87%			3.32%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.